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                                      FORM T-1
                   ==============================================

                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549
                                 ------------------

                              STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939 OF
                     A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                                 ------------------

                        CHECK IF AN APPLICATION TO DETERMINE
                        ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(b)(2) _______
                                 ------------------

                      UNITED STATES TRUST COMPANY OF NEW YORK
                (Exact name of trustee as specified in its charter)


                New York                               13-3818954
     (Jurisdiction of incorporation                  (I.R.S. employer
      if not a U.S. national bank)                  identification No.)

          114 West 47th Street                         10036-1532
              New York, NY                             (Zip Code)
           (Address of principal
           executive offices)

                                 ------------------

                            CONTINENTAL RESOURCES, INC.
                (Exact name of obligor as specified in its charter)


                Oklahoma                               73-0767549
    (State or other jurisdiction of                 (I.R.S. employer
     incorporation or organization)                identification No.)


         302 North Independence
                 Suite 300
             Enid, Oklahoma                               73702
(Address of principal executive offices)               (Zip Code)
                                 ------------------
                     10 1/4% Senior Subordinated Notes due 2008
                        (Title of the indenture securities)

                   ==============================================
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                                      GENERAL


1.   GENERAL INFORMATION

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Federal Reserve Bank of New York (2nd District), New York, New York (Board of Governors of the Federal Reserve System)
          Federal Deposit Insurance Corporation, Washington, D.C.
          New York State Banking Department, Albany, New York

     (b)  Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

2.   AFFILIATIONS WITH THE OBLIGOR

     If the obligor is an affiliate of the trustee, describe each such affiliation.

               None

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15:

     Continental Resources, Inc. currently is not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.


16.  LIST OF EXHIBITS

     T-1.1     --   Organization Certificate, as amended, issued by the State of
                    New York Banking Department to transact business as a Trust
                    Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No.
                    33-97056).

     T-1.2     --   Included in Exhibit T-1.1.

     T-1.3     --   Included in Exhibit T-1.1.

                                          2
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16.  LIST OF EXHIBITS
     (CONT'D)

     T-1.4     --   The By-Laws of United States Trust Company of New York, as
                    amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No.
                    33-97056).

     T-1.6     --   The consent of the trustee required by Section 321(b) of the
                    Trust Indenture Act of 1939, as amended by the Trust
                    Indenture Reform Act of 1990.

     T-1.7     --   A copy of the latest report of condition of the trustee
                    pursuant to law or the requirements of its supervising or examining authority.

NOTE

As of August 11, 1998 the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                                 ---------------

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 11th day of August, 1998.

UNITED STATES TRUST COMPANY
     OF NEW YORK, Trustee

By: /s/ Margaret Ciesmelewski
    ----------------------------
    Margaret Ciesmelewski
    Assistant Vice President

CCC/pg(rev:kk)

                                         3
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                                                                   EXHIBIT T-1.6

         The consent of the trustee required by Section 321(b) of the Act.

                      United States Trust Company of New York
                                114 West 47th Street
                                New York, NY  10036


September 1, 1995



Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.




Very truly yours,


UNITED STATES TRUST COMPANY
     OF NEW YORK



By:  /s/ Gerard F. Ganey
     --------------------------
     Gerard F. Ganey
     Senior Vice President

                                           4
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                                                                EXHIBIT T-1.7

                      UNITED STATES TRUST COMPANY OF NEW YORK
                        CONSOLIDATED STATEMENT OF CONDITION
                                   JUNE 30, 1998
                                  ($ IN THOUSANDS)

ASSETS
Cash and Due from Banks                                     $   99,322

Short-Term Investments                                         171,315

Securities, Available for Sale                                 626,426

Loans                                                        1,857,795
Less:  Allowance for Credit Losses                              16,708
                                                            ----------
  Net Loans                                                  1,841,087
Premises and Equipment                                          59,304
Other Assets                                                   122,476
                                                            ----------
  TOTAL ASSETS                                              $2,919,930
                                                            ----------
                                                            ----------
LIABILITIES
Deposits:
  Non-Interest Bearing                                      $  648,072
  Interest Bearing                                           1,646,049
                                                            ----------
     Total Deposits                                          2,294,121

Short-Term Credit Facilities                                   306,807
Accounts Payable and Accrued Liabilities                       144,419
                                                            ----------
  TOTAL LIABILITIES                                         $2,745,347
                                                            ----------
                                                            ----------
STOCKHOLDER'S EQUITY
Common Stock                                                    14,995
Capital Surplus                                                 49,541
Retained Earnings                                              107,703
Unrealized Gains on Securities
     Available for Sale (Net of Taxes)                           2,344
                                                            ----------
TOTAL STOCKHOLDER'S EQUITY                                     174,583
                                                            ----------
    TOTAL LIABILITIES AND
     STOCKHOLDER'S EQUITY                                   $2,919,930
                                                            ----------
                                                            ----------

I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkmann, SVP & Controller

July 31, 1998

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